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EXHIBIT NO. 21

                                    COVENTRY HEALTH CARE, INC.
                                           SUBSIDIARIES
                                          April 31, 1999

         NAME OF SUBSIDIARY                                   STATE OF INCORPORATION
         ------------------                                   ----------------------

1.       Coventry Corporation                                          Tennessee

2.       Coventry Health and Life Insurance Company                    Texas

3.       Coventry Health and Life Insurance Company                    Delaware

4.       Coventry Healthcare Management Corporation                    Delaware
         d/b/a HealthAssurance

5.       Coventry HealthCare Management Corporation                    Virginia

         (i)      Southern Health Services, Inc.                       Virginia

         (ii)     Southern Health Benefit Services, Inc.               Virginia

6.       Coventry HealthCare Development Corporation                   Delaware

         (i)      Coventry Health Plan of West Virginia                West Virginia

7.       Group Health Plan, Inc.                                       Missouri

         (i)      Specialty Services of Missouri, Inc.                 Missouri

8.       HealthAmerica Pennsylvania, Inc.(1)                           Pennsylvania

9.       HealthCare USA, Inc.                                          Florida

         (i)      HealthCare USA Midwest, Inc.                         Delaware

                  (a)   HealthCare USA of Missouri, LLC                Missouri

10.      HealthPass, Inc.                                              Pennsylvania

11.      Pennsylvania HealthCare USA, Inc.                             Pennsylvania

12.      Principal Health Care of Iowa, Inc.                           Iowa

13.      Principal Health Care Management Corporation                  Iowa

14.      Principal Health Care of the Carolinas, Inc.                  North Carolina

15.      Principal Health Care of Delaware, Inc.                       Delaware

16.      Principal Health Care of Georgia, Inc.                        Georgia

17.      Principal Health Care of Indiana, Inc.                        Delaware

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
18.      Principal Health Care of Louisiana, Inc.                      Louisiana

19.      Principal Health Care of Kansas City, Inc.                    Kansas

20.      Principal Health Care of Nebraska, Inc.                       Nebraska

21.      Principal Health Care of Pennsylvania, Inc.                   Pennsylvania

22.      Principal Health Care of St. Louis, Inc.                      Delaware

23.      Principal Health Care of South Carolina, Inc.                 South Carolina

24.      Principal Health Care of Tennessee, Inc.                      Tennessee

25.      United HealthCare Services of Iowa, Inc.                      Iowa




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(1) The Medical Center HPJV, Inc., a Pennsylvania corporation and wholly owned subsidiary of HealthAmerica Pennsylvania, Inc. ("HealthAmerica"), and its subsidiary, Riverside Health Plan, Inc., a Pennsylvania corporation, were merged into HealthAmerica effective April 5, 1999.